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Exhibit 99.2

THE MILLS CORPORATION
SUPPLEMENTAL INFORMATION
Table of Contents
As of September 30, 2003

Information	Page
Overview	2-4
Summary of Operating Properties	5-6
Summary of Properties Under Construction and Redevelopment	7
Supplemental Financial Data	8-9
Unconsolidated Joint Ventures Net Income and Funds From Operations	10
Net Operating Income	11-14
Lease Expiration Schedules	15-16
Rental Rates	17
Average Rents	18
Summary of Outstanding Consolidated Indebtedness	19-21
Summary of Outstanding Indebtedness Of Unconsolidated Joint Ventures	22-24
Specialty Store Tenant Reported Sales Analysis	25-26
Capital Expenditures for Operating Properties	27
Key Financial Ratios	28-29
Attachment 1: Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	30-35

THE MILLS CORPORATION
OVERVIEW

The Company

        The Mills Corporation (the "Company") is a fully integrated, self-managed real estate investment trust ("REIT") that provides development, redevelopment, leasing, financing, management and marketing services to its properties. The Company conducts all of its business and owns all of its properties through The Mills Limited Partnership ("Mills LP") and its various subsidiaries. The Company is the sole general partner of Mills LP in which it owned a 1% general partner interest and a 73.79% limited partner interest as of September 30, 2003.

        The Company's portfolio consists of 25 retail and entertainment-oriented centers (14 super-regional "Mills Landmark Centers", ten regional retail and entertainment centers "21st Century Retail and Entertainment Centers" and one "International Retail and Entertainment Center"), three community shopping centers ("Community Centers"), a portfolio of 19 single tenant properties subject to net leases that operate as CVS pharmacies ("Net Lease Properties") and other related commercial development. The Mills Landmark Centers, the 21st Century Retail and Entertainment Centers and the International Retail and Entertainment Center comprise the primary focus of the Company's operations. As of September 30, 2003, the Company owns or has an interest in the following operating projects:

Mills Landmark Centers
Arizona Mills	Tempe, AZ (Phoenix)
Arundel Mills	Anne Arundel County, MD (Baltimore/Washington, DC)
Colorado Mills	Lakewood, CO (Denver)
Concord Mills	Concord, NC (Charlotte)
Discover Mills	Sugarloaf, GA (Atlanta)
Franklin Mills	Philadelphia, PA (Philadelphia/Wilmington)
Grapevine Mills	Grapevine, TX (Dallas/Forth Worth)
Great Mall of the Bay Area	Milpitas, CA (Silicon Valley/San Jose)
Gurnee Mills	Gurnee, IL (Chicago)
Katy Mills	Katy, TX (Houston)
Ontario Mills	Ontario, CA (Los Angeles)
Opry Mills	Nashville, TN
Potomac Mills	Woodbridge, VA (Washington, DC)
Sawgrass Mills and The Oasis at Sawgrass	Sunrise, FL (Ft. Lauderdale/Miami/Palm Beach)
21st Century Retail and Entertainment Centers
The Block at Orange	Orange, CA (Los Angeles/Orange County)
Broward Mall	Ft. Lauderdale, FL
Del Amo Fashion Center	Torrance, CA (Los Angeles)
Dover Mall and Dover Commons	Dover, DE (Wilmington)
The Esplanade	New Orleans, LA
The Galleria at White Plains	White Plains, NY
Gwinnett Place	Atlanta, GA
Northpark Mall	Jackson, MS
Riverside Square	Hackensack, NJ (New York City/Northern New Jersey)
Town Center at Cobb	Atlanta, GA
International Retail and Entertainment Center
Madrid Xanadú	Madrid, Spain
Community Centers
Concord Mills Marketplace	Concord, NC (Charlotte)
Liberty Plaza	Philadelphia, PA
The Marketplace at Arundel Mills	Anne Arundel County, MD (Baltimore/Washington, DC)

THE MILLS CORPORATION
OVERVIEW (Continued)

        The Company also is actively involved in the construction, development or redevelopment of a number of other projects, including St. Louis Mills (St. Louis, MO) which will open in November 2003, Cincinnati Mills (Cincinnati, OH), Pittsburgh Mills (Pittsburgh, PA), Vaughan Mills (Toronto, Canada), Meadowlands Xanadu (East Rutherford, NJ), San Francisco Piers 27-31 (San Francisco, CA) and Block 37 (Chicago, IL).

        Mills LP also owns 100% of MillsServices Corp. ("MSC"), a taxable REIT subsidiary that provides development, management, leasing and financial services to all but two of the Company's unconsolidated joint ventures. MSC does not perform any services for entities in which the Company is not a significant investor. MSC owns 100% of Mills Enterprises, Inc. ("MEI"), an entity that has investments in certain retail joint ventures and owns 60% of FoodBrand L.L.C. ("FoodBrand"), a food and beverage entity that leases, manages and operates food courts and restaurants.

Foreign Currency Transactions—Restatement

        Prior to the fourth quarter of 2002, the Company accounted for its investments and advances in foreign operations in U.S. dollars. The Company determined that it is appropriate to denominate investments and advances in the currency in which the investee operates. The Company restated its operating results for the cumulative foreign currency exchange gains totaling $6.6 million before minority interest for the third quarter of 2002.

Fair Value Adjustments Related to Acquisitions

        Acquisitions of properties are accounted for using the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". The results of operations are included in the Company's results of operations from the respective dates of acquisition. The Company uses various valuation methods to allocate the purchase price of acquired property between land, buildings and improvements, equipment, debt and other identifiable intangibles such as lease origination costs and acquired leases. Intangible liabilities are amortized over the terms of the acquired leases. Due to the Company's existing contacts and relationships with tenants, no incremental value is ascribed to the tenant relationships. The Company's allocation of the purchase prices for the acquisitions consummated during 2003 and 2002 is preliminary and is subject to change.

Non-Generally Accepted Accounting Principles ("GAAP") Financial Measures

        The Company's press release and supplemental information package present certain non-GAAP financial measures that the Company believes are useful to its investors and management. Such measures include:

  •
  Funds From Operations "(FFO")
  •
  Adjusted Funds From Operations ("AFFO")
  •
  Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")
  •
  Net Operating Income ("NOI")

        Income before minority interest is considered to be the most directly comparable GAAP measure for each of these non-GAAP measures. Attachment 1 "Definitions and Reconciliation of Non-GAAP Financial Measures and Other Terms" includes definitions and reconciliations of each of these measures and further explains why the Company believes such measures are useful.

Cautionary Statement

        Certain information contained in this Supplemental Information package may constitute "forward-looking statements" for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.

THE MILLS CORPORATION
OVERVIEW (Continued)

        Forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "would be," or "continue" or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

  •
  the general economic climate,
  •
  the supply and demand for retail properties,
  •
  interest rate levels and fluctuations in the exchange rates between the US dollar and foreign currencies in countries where we have investments,
  •
  the availability to us of financing for our development projects or acquisition activities,
  •
  risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule, that we may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated, and
  •
  those risks described in the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2002.

        The Company undertakes no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

THE MILLS CORPORATION
SUMMARY OF OPERATING PROPERTIES

The following table presents certain information including gross leasable area ("GLA") with respect to the Company's operating properties as of September 30, 2003.

Property Name/Location	Metropolitan Area Serviced	Year Opened or Acquired	Total GLA (Sq. Ft.)	Anchor Store GLA (Sq. Ft.)	Specialty Store GLA (Sq. Ft.)	No. of Anchor Stores (1)	Total GLA Owned by Tenants (Sq. Ft.) (2)
Mills Landmark Centers:
Arizona Mills Tempe, AZ	Phoenix	1997	1,227,000	706,000	521,000	17	—
Arundel Mills Anne Arundel County, MD	Baltimore/ Washington, DC	2000	1,199,000	686,000	513,000	15	—
Colorado Mills Lakewood, CO	Denver	2002	1,088,000	539,000	549,000	10	191,000
Concord Mills Concord, NC	Charlotte	1999	1,278,000	722,000	556,000	17	—
Discover Mills Sugarloaf, GA	Atlanta	2001	1,117,000	595,000	522,000	13	—
Franklin Mills Philadelphia, PA	Philadelphia/ Wilmington	1989	1,758,000	1,165,000	593,000	20	210,000
Grapevine Mills Grapevine, TX	Dallas/Fort Worth	1997	1,601,000	1,082,000	519,000	22	—
Great Mall of the Bay Area Milpitas, CA	Silicon Valley/ San Jose	2003	1,282,000	642,000	640,000	14	—
Gurnee Mills Gurnee, IL	Chicago/Milwaukee	1991	1,607,000	971,000	636,000	16	251,000
Katy Mills Katy, TX	Houston	1999	1,218,000	632,000	586,000	14	—
Ontario Mills Ontario, CA	Los Angeles	1996	1,491,000	990,000	501,000	24	125,000
Opry Mills Nashville, TN	Nashville	2000	1,113,000	595,000	518,000	16	—
Potomac Mills Woodbridge, VA	Washington, DC	1985	1,635,000	1,009,000	626,000	19	80,000
Sawgrass Mills and The Oasis at Sawgrass Sunrise, FL	Fort Lauderdale/ Miami/Palm Beach	1990/1999	2,147,000	1,320,000	827,000	24	282,000

Mills Landmark Centers Totals			19,761,000	11,654,000	8,107,000	241	1,139,000

THE MILLS CORPORATION
SUMMARY OF OPERATING PROPERTIES (Continued)

Property Name/Location	Metropolitan Area Serviced	Year Opened or Acquired	Total GLA (Sq. Ft.)	Anchor Store GLA (Sq. Ft.)	Specialty Store GLA (Sq. Ft.)	No. of Anchor Stores (1)	Total GLA Owned by Tenants (Sq. Ft.) (2)
21st Century Retail and Entertainment Centers:
The Block at Orange Orange, CA	Los Angeles/ Orange County	1998	655,000	385,000	270,000	10	—
Broward Mall Ft. Lauderdale, FL	Ft. Lauderdale	2003	999,000	717,000	282,000	4	717,000
Del Amo Fashion Center (3) Torrance, CA	Los Angeles	2003	2,094,000	1,389,000	705,000	12	785,000
Dover Mall and Dover Commons Dover, DE	Wilmington	2003	887,000	647,000	240,000	6	332,000
The Esplanade New Orleans, LA	New Orleans	2003	909,000	544,000	365,000	3	498,000
Galleria at White Plains White Plains, NY	White Plains	2003	886,000	608,000	278,000	4	328,000
Gwinnett Place Atlanta, GA	Atlanta	2003	1,278,000	844,000	434,000	5	720,000
Northpark Mall Jackson, MS	Jackson	2003	961,000	647,000	314,000	4	647,000
Riverside Square Hackensack, NJ	New York City/ Northern New Jersey	2002	637,000	425,000	212,000	3	293,000
Town Center at Cobb Atlanta, GA	Atlanta	2003	1,273,000	851,000	422,000	5	723,000

21st Century Retail and Entertainment Centers Total			10,579,000	7,057,000	3,522,000	56	5,043,000

International Retail and Entertainment:
Madrid Xanadú	Madrid, Spain	2003	1,394,000	994,000	400,000	15	622,000

Community Centers:
Concord Mills Marketplace	Charlotte	2001	228,000	217,000	11,000	2	11,000
Liberty Plaza	Philadelphia	1994	372,000	319,000	53,000	4	14,000
The Market Place at Arundel Mills	Baltimore, MD/ Washington, DC	2003	96,000	96,000	—	3	—

Community Centers Totals			696,000	632,000	64,000	9	25,000

Portfolio Totals			32,430,000	20,337,000	12,093,000	321	6,829,000

(1)
Anchor stores include all stores occupying at least 20,000 square feet.
(2)
Included in anchor store GLA, except for Liberty Plaza which is included in specialty store GLA.
(3)
Excludes 113,000 square feet of office space and 403,000 square feet of space that is under redevelopment.

THE MILLS CORPORATION
SUMMARY OF PROPERTIES UNDER CONSTRUCTION AND REDEVELOPMENT
(Unaudited)

        The following tables present certain information with respect to the Company's properties under construction and redevelopment.

Property Name/Location	Metropolitan Area Served	Anticipated Opening Date(1)	Approx. GLA (Sq. Ft.) (1) (2)	Estimated Aggregate Project Cost(1) (millions)	Required Equity from Company (millions)	Company's Equity at September 30, 2003 (millions)	Anchor Store Tenant Commitments		Percentage Pre-leased
St. Louis Mills Hazelwood, MO	St. Louis	November 2003	1,084,000	$199	$31.5	$30.7	11		78.1%
Cincinnati Mills Cincinnati, OH	Cincinnati	Spring 2004	1,487,000	$137	$36.1	$27.4	10	(3)	62.7	%(3)
Vaughan Mills Vaughan, Canada	Toronto	Fall 2004	1,136,000	$219	$39.5	$36.4	6		30.6%
Pittsburgh Mills Fraser Township, PA	Pittsburgh	Spring 2005	948,000	$158	$25.3	$9.4	1	(4)	6.7	%(4)
Del Amo Fashion Center(5) Torrance, CA	Los Angeles	—	—	—	—	—	—		—

(1)
Anticipated opening dates, approximate GLA and estimated aggregate project cost (including acquisition costs if applicable) are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company.

(2)
Approximate GLA includes space that may be owned by certain anchor store tenants.

(3)
The Company is renovating Cincinnati Mills. The anchor store tenant commitments and percentage pre-leased include the anchor tenants currently open.

(4)
The Company has begun leasing efforts and has several letters of interest from anchor tenants.

(5)
The Company purchased the Del Amo Fashion Center in June 2003. Redevelopment of the entire mall is contemplated beginning with a vacant 403,000 square foot wing.

SUPPLEMENTAL INFORMATION
CONSTRUCTION IN PROGRESS
(Unaudited, in millions)

	September 30, 2003
	Gross	Proportionate Share (1)
Consolidated CIP	$268.2	$268.2
Combined Joint Venture Operating Properties CIP	26.9	12.4
Combined Joint Venture Development Properties CIP	396.1	249.5

Total CIP	$691.2	$530.1

(1)
Includes the Company's consolidated construction in progress ("CIP") and the Company's proportionate share of the joint venture entities' CIP.

THE MILLS CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
				(Restated)
Statements of Income Data:
Revenues:
Minimum rent	$59,554	$32,519	$148,118	$83,776
Percentage rent	930	242	1,173	458
Recoveries from tenants	27,134	14,132	71,686	39,239
Other property revenue	5,123	3,734	16,653	10,015
Management fee income from unconsolidated joint ventures	2,748	3,244	9,079	8,614
Other fee income from unconsolidated joint ventures	1,489	1,001	3,769	4,508

Total operating revenues	96,978	54,872	250,478	146,610

Expenses:
Recoverable from tenants	23,977	12,814	62,227	34,414
Other operating	3,836	1,424	8,944	4,168
General and administrative	7,120	3,082	16,256	9,619
Depreciation and amortization	24,180	12,374	57,823	32,380

Total operating expenses	59,113	29,694	145,250	80,581

	37,865	25,178	105,228	66,029
Other income and expenses:
Equity in earnings of unconsolidated joint ventures	4,920	4,910	14,600	14,257
Equity in foreign currency exchange (losses) gains, net	(99)	—	1,185	—
Interest income	3,873	2,141	8,782	5,631
Interest expense	(23,214)	(12,467)	(53,406)	(35,761)
Loss on extinguishment of debt	—	(1,260)	(550)	(1,260)
Other income (expense)	(1,801)	(343)	(2,036)	1,581
Gain on sale of joint venture interests	8,462	—	8,462	—
Foreign currency exchange gains, net	1,842	—	24,922	6,599

Income before discontinued operations and minority interest	31,848	18,159	107,187	57,076
Discontinued operations	—	100	128	298

Income before minority interest	31,848	18,259	107,315	57,374
Minority interest, including Series D preferred unit distributions	(6,409)	(5,462)	(24,020)	(18,833)

Net income	25,439	12,797	83,295	38,541
Series B, C and E preferred stock dividends	(7,908)	—	(18,902)	—

Income available to common stockholders	$17,531	$12,797	$64,393	$38,541

Earnings per Common Share — Basic:
Income available to common stockholders before discontinued operations	$0.40	$0.33	$1.47	$1.12
Discontinued operations	—	—	—	0.01

Income available to common stockholders per common share	$0.40	$0.33	$1.47	$1.13

THE MILLS CORPORATION
SUPPLEMENTAL FINANCIAL DATA (Continued)
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
				(Restated)
Earnings per Common Share — Diluted:
Income available to common stockholders before discontinued operations	$0.39	$0.33	$1.45	$1.10
Discontinued operations per common share	—	—	—	0.01

Income available to common stockholders per common share	$0.39	$0.33	$1.45	$1.11

Funds from operations	$59,978	$40,328	$167,357	$112,433

Funds from operations available to common stockholders	$51,851	$40,328	$148,003	$112,433

Funds from operations available to common stockholders per common share (Basic)	$0.86	$0.73	$2.48	$2.21

Funds from operations available to common stockholders per common share (Diluted)	$0.85	$0.72	$2.45	$2.18

Selected Statements of Cash Flows Data:
Cash provided by operating activities	$46,850	$26,455	$103,538	$62,331
Cash used in investing activities	$(271,143)	$(70,277)	$(1,241,140)	$(317,123)
Cash provided by financing activities	$219,175	$45,476	$1,076,199	$258,492
Weighted Average Number of Common Shares and Units Outstanding:
Basic:
Weighted average common shares	44,095	38,425	43,541	34,112
Weighted average common shares and units	59,992	54,964	59,651	50,797
Diluted:
Weighted average common shares	45,052	39,278	44,403	34,973
Weighted average common shares and units	60,949	55,817	60,513	51,657
Selected Balance Sheet Data at September 30, 2003	Consolidated	Proportionate Share (1)	Total
Total income producing property, net	$2,115,678	$783,287	$2,898,965
Land held for investment and/or sale	11,966	16,491	28,457
Cash and cash equivalents	17,792	51,534	69,326
Restricted cash	39,584	17,197	56,781
Accounts receivable, net	55,443	69,534	124,977
Notes receivable	36,561	18,447	55,008
Accounts payable and other liabilities	161,674	71,791	233,465

(1)
Company's proportionate share of unconsolidated joint venture entities.

THE MILLS CORPORATION
UNCONSOLIDATED JOINT VENTURES
NET INCOME AND FUNDS FROM OPERATIONS
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Minimum rent	$60,063	$41,858	$161,358	$135,990
Percentage rent	374	366	758	946
Recoveries from tenants	24,244	15,360	65,420	52,856
Other property revenue	5,948	4,816	18,199	13,763

Total operating revenues	90,629	62,400	245,735	203,555

Expenses:
Recoverable from tenants	22,829	14,583	59,146	48,463
Other operating (1)	6,671	3,195	15,239	10,822
Depreciation and amortization	29,937	22,022	80,017	71,349

Total operating expenses	59,437	39,800	154,402	130,634

	31,192	22,600	91,333	72,921
Other income (expense):
Interest income	292	324	1,329	1,991
Interest expense	(30,610)	(18,742)	(77,658)	(62,174)
Loss on extinguishment of debt	—	—	(44)	—
Other income (expense)	2,682	2,083	3,905	9,268
Foreign currency exchange (losses) gains, net	(150)	—	1,954	—

Net income of unconsolidated joint ventures	$3,406	$6,265	$20,819	$22,006

Company's equity in earnings of unconsolidated joint ventures (2)	$4,821	$4,910	$15,785	$14,257

Funds from operations of unconsolidated joint ventures	$33,138	$28,287	$98,527	$93,355

Company's share of funds from operations of unconsolidated joint ventures	$19,858	$15,176	$53,581	$45,238

(1)
Total other operating expenses include management fees of $2,951 and $2,242 for the three months ended September 30, 2003 and 2002, respectively, and $8,306 and $7,100 for the nine months ended September 30, 2003 and 2002, respectively.

(2)
The Company's equity in earnings of unconsolidated joint ventures reflects its proportionate share of net income and losses of the unconsolidated joint ventures on a combined basis. Consequently, the Company's equity in earnings of unconsolidated joint ventures may exceed gross net income when its proportionate share of net income outweighs its proportionate share of net losses.

THE MILLS CORPORATION
NET OPERATING INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
(Unaudited, dollars in thousands)

        The following table presents the net operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to GAAP (see Attachment 1).

Wholly Owned Properties	Comparable Properties (2)	New Properties (3)	Net Lease Properties (4)	Total
Rental Revenues
Minimum rent	$34,027	$24,383	$1,144	$59,554
Percentage rent	302	628	—	930
Recoveries from tenants	14,993	12,141	—	27,134
Other property revenue	3,037	2,086	—	5,123

Total rental revenues	52,359	39,238	1,144	92,741

Property Operating Costs
Recoverable from tenants	14,321	9,656	—	23,977
Other operating	2,247	1,583	6	3,836

Total property operating costs	16,568	11,239	6	27,813

Net operating income	$35,791	$27,999	$1,138	$64,928

Unconsolidated Joint Venture Properties	Comparable Properties (2)	New Properties (3)	Total
Rental Revenues
Minimum rent	$31,440	$28,623	$60,063
Percentage rent	309	65	374
Recoveries from tenants	12,307	11,937	24,244
Other property revenue	3,580	2,368	5,948

Total rental revenues	47,636	42,993	90,629

Property Operating Costs
Recoverable from tenants	11,343	11,486	22,829
Other operating (1)	1,224	2,496	3,720

Total property operating costs	12,567	13,982	26,549

Net operating income	$35,069	$29,011	$64,080

Company's proportionate share of net operating income	$17,519	$15,858	$33,377

Percent leased wholly owned and unconsolidated joint venture properties (5)	93.7%	90.8%	92.6%

(1)
Total property operating costs exclude management fees of $2,951.
(2)
Comparable wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Opry Mills, Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's pushcart program. Comparable unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills and Katy Mills.
(3)
New wholly owned properties include Cincinnati Mills, Riverside Square, Broward Mall, Dover Mall and Dover Commons, Northpark Mall, The Esplanade, The Galleria at White Plains, Del Amo Fashion Center and Great Mall of the Bay Area. New unconsolidated joint venture properties include Arundel Mills, Discover Mills, Colorado Mills, Madrid Xanadú, The Marketplace at Arundel Mills, Gwinnett Place and Town Center at Cobb.
(4)
In conjunction with the Company's purchase in September 2002 of Cincinnati Mills, the Company exchanged 27 of its 46 Net Lease Properties in March 2003 for an aggregate sales price of $58,700, net of transaction costs. The net operating income reflects the results of the remaining 19 Net Lease Properties.
(5)
Percent leased is defined as all space leased and for which rent is being earned as of September 2003, excluding tenants with leases having an original lease term of less than one year and includes gross leaseable area owned by tenants.

THE MILLS CORPORATION
NET OPERATING INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002
(Unaudited, dollars in thousands)

        The following table presents the net operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to GAAP (see Attachment 1).

Wholly Owned Properties	Comparable Properties (2)	New Property (3)	Net Lease Properties (4)	Total
Rental Revenues
Minimum rent	$31,227	$166	$1,126	$32,519
Percentage rent	242	—	—	242
Recoveries from tenants	14,132	—	—	14,132
Other property revenue	3,734	—	—	3,734

Total rental revenues	49,335	166	1,126	50,627

Property Operating Costs
Recoverable from tenants	12,796	18	—	12,814
Other operating	1,424	—	—	1,424

Total property operating costs	14,220	18	—	14,238

Net operating income	$35,115	$148	$1,126	$36,389

Unconsolidated Joint Venture Properties	Comparable Properties (2)	New Properties (3)	Total
Rental Revenues
Minimum rent	$30,962	$10,896	$41,858
Percentage rent	361	5	366
Recoveries from tenants	11,714	3,646	15,360
Other property revenue	4,019	797	4,816

Total rental revenues	47,056	15,344	62,400

Property Operating Costs
Recoverable from tenants	11,403	3,180	14,583
Other operating (1)	749	204	953

Total property operating costs	12,152	3,384	15,536

Net operating income	$34,904	$11,960	$46,864

Company's proportionate share of net operating income	$17,061	$4,952	$22,013

Percent leased wholly owned and unconsolidated joint venture properties (5)	92.8%	92.2%	92.7%

(1)
Total property operating costs exclude management fees of $2,242.
(2)
Comparable wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Opry Mills, Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's pushcart program. Comparable unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills and Katy Mills.
(3)
The new wholly owned properties reflects one month of operations from the September 2002 acquisition of Forest Fair Mall/Cincinnati Mills. New unconsolidated joint venture properties include Arundel Mills and Discover Mills.
(4)
In conjunction with the Company's purchase in September 2002 of Cincinnati Mills, the Company exchanged 27 of its 46 Net Lease Properties in March 2003 for an aggregate sales price of $58,700, net of transaction costs. The net operating income reflects the results of the remaining 19 Net Lease Properties.
(5)
Percent leased is defined as all space leased and for which rent is being earned as of September 2002, excluding tenants with leases having a term of less than one year and includes gross leaseable area owned by tenants.

THE MILLS CORPORATION
NET OPERATING INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(Unaudited, dollars in thousands)

        The following table presents the net operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to GAAP (see Attachment 1).

Wholly Owned Properties	Comparable Properties (2)	New Properties (3)	Net Lease Properties (4)	Total
Rental Revenues
Minimum rent	$96,008	$48,484	$3,626	$148,118
Percentage rent	333	840	—	1,173
Recoveries from tenants	44,968	26,718	—	71,686
Other property revenues	12,160	4,493	—	16,653

Total rental revenue	153,469	80,535	3,626	237,630

Property Operating Costs
Recoverable from tenants	40,631	21,596	—	62,227
Other operating	5,957	2,968	19	8,944

Total property operating costs	46,588	24,564	19	71,171

Net operating income	$106,881	$55,971	$3,607	$166,459

Unconsolidated Joint Venture Properties	Comparable Properties (2)	New Properties (3)	Total
Rental Revenues
Minimum rent	$93,714	$67,644	$161,358
Percentage rent	533	225	758
Recoveries from tenants	38,319	27,101	65,420
Other property revenue	12,752	5,447	18,199

Total rental revenues	145,318	100,417	245,735

Property Operating Costs
Recoverable from tenants	34,657	24,489	59,146
Other operating (1)	2,885	4,048	6,933

Total property operating costs	37,542	28,537	66,079

Net operating income	$107,776	$71,880	$179,656

Company's proportionate share of net operating income	$54,587	$37,164	$91,751

Percent leased wholly owned and unconsolidated joint venture properties (5)	93.7%	90.8%	92.6%

(1)
Total property operating costs exclude management fees of $8,306.
(2)
Comparable wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Opry Mills, Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's pushcart program. Comparable unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills and Katy Mills.
(3)
New wholly owned properties include Cincinnati Mills (see Summary of Properties Under Construction and Redevelopment Footnote 4), Riverside Square, Broward Mall, Dover Mall and Dover Commons, Northpark Mall, The Esplanade, The Galleria at White Plains, Del Amo Fashion Center and Great Mall of the Bay Area. New unconsolidated joint venture properties include Arundel Mills, Discover Mills, Colorado Mills, Madrid Xanadú, The Marketplace at Arundel Mills, Gwinnett Place and Town Center at Cobb.
(4)
In conjunction with the Company's purchase in September 2002 of Cincinnati Mills, the Company exchanged 27 of its 46 Net Lease Properties in March 2003 for an aggregate sales price of $58,700, net of transaction costs. The net operating income reflects the results of the remaining 19 Net Lease Properties.
(5)
Percent leased is defined as all space leased and for which rent is being earned as of September 2003, excluding tenants with leases having an original lease term of less than one year and includes gross leaseable area owned by tenants.

THE MILLS CORPORATION
NET OPERATING INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(Unaudited, dollars in thousands)

        The following table presents the net operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to GAAP (see Attachment 1).

Wholly Owned Properties	Comparable Properties (2)	New Property	Net Lease Properties (4)	Total
Rental Revenues
Minimum rent	$80,235	$166	$3,375	$83,776
Percentage rent	458	—	—	458
Recoveries from tenants	39,239	—	—	39,239
Other property revenue	10,015	—	—	10,015

Total rental revenues	129,947	166	3,375	133,488

Property Operating Costs
Recoverable from tenants	34,396	18	—	34,414
Other operating	4,168	—	—	4,168

Total property operating costs	38,564	18	—	38,582

Net operating income	$91,383	$148	$3,375	$94,906

Unconsolidated Joint Venture Properties	Comparable Properties (2)	New Properties (3)	Total
Rental Revenues
Minimum rent	$103,313	$32,677	$135,990
Percentage rent	912	34	946
Recoveries from tenants	41,688	11,168	52,856
Other property revenue	11,316	2,447	13,763

Total rental revenues	157,229	46,326	203,555

Property Operating Costs
Recoverable from tenants	38,609	9,854	48,463
Other operating (1)	2,848	874	3,722

Total property operating costs	41,457	10,728	52,185

Net operating income	$115,772	$35,598	$151,370

Company's proportionate share of net operating income	$51,408	$12,312	$63,720

Percent leased wholly owned and unconsolidated joint venture properties (5)	92.8%	92.2%	92.7%

(1)
Total property operating costs exclude management fees of $7,100.
(2)
Comparable wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Opry Mills (for the period from July 1 – September 30, 2002), Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's pushcart program. Comparable unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills, Katy Mills and Opry Mills (for the period from January 1 – June 30, 2002).
(3)
The new wholly owned property reflects one month of operations from the September 2002 acquisition of Forest Mall/Cincinnati Mills. New unconsolidated joint venture properties include Arundel Mills and Discover Mills.
(4)
In conjunction with the Company's purchase in September 2002 of Cincinnati Mills, the Company exchanged 27 of its 46 Net Lease Properties in March 2003 for an aggregate sales price of $58,700, net of transaction costs. The net operating income reflects the results of the remaining 19 Net Lease Properties.
(5)
Percent leased is defined as all space leased and for which rent is being earned as of September 2002, excluding tenants with leases having a term of less than one year and includes gross leaseable area owned by tenants.

THE MILLS CORPORATION
LEASE EXPIRATION SCHEDULE
Wholly Owned Properties (1)
(Unaudited)

        The following table summarizes lease expirations for wholly owned properties assuming that none of the tenants exercise renewal options. Except as described in Footnote (1), the minimum rent is the product of the monthly contractual minimum rent of the expiring leases as of September 2003 multiplied by 12.

Lease Expiration Year	Number of Leases Expiring	Leased Area in Square Footage	Annualized Minimum Rents Under Expiring Leases	Annualized Minimum Rents per Square Foot	Percent of Total Leased Square Footage Represented by Expiring Leases	Percent of Total Minimum Rents Represented by Expiring Leases
Anchor Tenant Expirations (2)
2003	4	315,496	$1,726,056	$5.47	5.63%	3.45%
2004	13	593,928	5,605,362	9.44	10.61%	11.22%
2005	9	270,654	3,075,982	11.36	4.83%	6.16%
2006	9	454,419	4,709,625	10.36	8.12%	9.43%
2007	6	164,966	1,510,493	9.16	2.95%	3.02%
2008	8	669,681	5,668,732	8.46	11.96%	11.35%
2009	8	551,815	4,480,121	8.12	9.85%	8.97%
2010	18	687,145	6,873,794	10.00	12.27%	13.76%
2011	6	204,837	2,642,426	12.90	3.66%	5.29%
2012	5	250,620	1,768,480	7.06	4.48%	3.54%
2013	2	47,044	477,916	10.16	0.84%	0.96%
After 2013	17	1,389,102	11,427,149	8.23	24.80%	22.85%

	105	5,599,707	$49,966,136	$8.92	100.00%	100.00%

Specialty Tenant Expirations
2003	174	420,544	$8,608,077	$20.47	6.97%	5.45%
2004	223	731,050	17,985,160	24.60	12.12%	11.39%
2005	247	880,071	23,462,303	26.66	14.59%	14.86%
2006	242	766,841	20,553,883	26.80	12.72%	13.02%
2007	185	484,031	13,966,249	28.85	8.03%	8.85%
2008	163	415,312	12,781,578	30.78	6.89%	8.10%
2009	103	484,979	10,527,325	21.71	8.04%	6.67%
2010	157	723,087	17,056,237	23.59	11.99%	10.80%
2011	120	350,790	11,533,888	32.88	5.82%	7.30%
2012	97	264,601	8,249,648	31.18	4.39%	5.23%
2013	81	329,251	8,683,531	26.37	5.46%	5.50%
After 2013	29	179,910	4,461,351	24.80	2.98%	2.83%

	1,821	6,030,467	$157,869,230	$26.18	100.00%	100.00%

Total Tenant Expirations
2003	178	736,040	$10,334,133	$14.04	6.33%	4.97%
2004	236	1,324,978	23,590,522	17.80	11.39%	11.35%
2005	256	1,150,725	26,538,285	23.06	9.89%	12.77%
2006	251	1,221,260	25,263,508	20.69	10.50%	12.16%
2007	191	648,997	15,476,742	23.85	5.58%	7.45%
2008	171	1,084,993	18,450,310	17.01	9.33%	8.88%
2009	111	1,036,794	15,007,446	14.47	8.91%	7.22%
2010	175	1,410,232	23,930,031	16.97	12.13%	11.51%
2011	126	555,627	14,176,314	25.51	4.78%	6.82%
2012	102	515,221	10,018,128	19.44	4.43%	4.82%
2013	83	376,295	9,161,447	24.35	3.24%	4.41%
After 2013	46	1,569,012	15,888,500	10.13	13.49%	7.64%

	1,926	11,630,174	$207,835,366	$17.87	100.00%	100.00%

(1)
Excludes approximately 4.4 million square feet of GLA owned by tenants and ground leases of approximately 0.4 million square feet.
(2)
Anchor tenants are defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION
LEASE EXPIRATION SCHEDULE (continued)
Unconsolidated Joint Venture Properties (1)
(Unaudited)

        The following table summarizes lease expirations for unconsolidated joint venture properties, assuming that none of the tenants exercise renewal options. Except as described in Footnote (1), the minimum rent is the product of the monthly contractual minimum rent of the expiring leases as of September 2003 multiplied by 12.

Lease Expiration Year	Number of Leases Expiring	Leased Area in Square Footage	Annualized Minimum Rents Under Expiring Leases	Annualized Minimum Rents per Square Foot	Percent of Total Leased Square Footage Represented by Expiring Leases	Percent of Total Minimum Rents Represented by Expiring Leases
Anchor Tenant Expirations (2)
2003	3	87,628	$1,131,264	$12.91	1.38%	1.44%
2004	2	48,008	598,060	12.46	0.76%	0.76%
2005	3	62,472	750,826	12.02	0.99%	0.96%
2006	5	121,996	1,772,621	14.53	1.93%	2.26%
2007	15	388,839	6,168,615	15.86	6.14%	7.87%
2008	6	191,090	2,605,087	13.63	3.02%	3.33%
2009	19	601,833	8,248,502	13.71	9.51%	10.53%
2010	15	560,606	6,648,271	11.86	8.86%	8.49%
2011	11	439,099	4,724,421	10.76	6.94%	6.03%
2012	19	979,092	9,480,712	9.68	15.47%	12.10%
2013	16	658,654	6,268,277	9.52	10.40%	8.00%
After 2013	35	2,191,086	29,937,217	13.66	34.60%	38.23%

	149	6,330,403	$78,333,873	$12.37	100.00%	100.00%

Specialty Tenant Expirations
2003	69	198,974	$4,762,620	$23.94	3.85%	3.25%
2004	188	605,983	14,386,544	23.74	11.73%	9.83%
2005	154	412,244	12,394,384	30.07	7.98%	8.47%
2006	179	542,872	15,333,793	28.25	10.51%	10.48%
2007	213	622,260	16,767,431	26.95	12.05%	11.46%
2008	146	405,601	13,128,169	32.37	7.85%	8.97%
2009	118	315,959	9,601,426	30.39	6.12%	6.56%
2010	125	424,543	13,267,071	31.25	8.22%	9.07%
2011	105	410,930	11,735,126	28.56	7.95%	8.02%
2012	110	389,168	10,644,000	27.35	7.53%	7.27%
2013	174	485,114	16,260,792	33.52	9.39%	11.11%
After 2013	68	352,348	8,069,423	22.90	6.82%	5.51%

	1,649	5,165,996	$146,350,779	28.33	100.00%	100.00%

Total Tenant Expirations
2003	72	286,602	$5,893,884	$20.56	2.49%	2.62%
2004	190	653,991	14,984,604	22.91	5.69%	6.67%
2005	157	474,716	13,145,210	27.69	4.13%	5.85%
2006	184	664,868	17,106,414	25.73	5.78%	7.61%
2007	228	1,011,099	22,936,046	22.68	8.79%	10.21%
2008	152	596,691	15,733,256	26.37	5.19%	7.00%
2009	137	917,792	17,849,928	19.45	7.98%	7.94%
2010	140	985,149	19,915,342	20.22	8.57%	8.86%
2011	116	850,029	16,459,547	19.36	7.39%	7.33%
2012	129	1,368,260	20,124,712	14.71	11.90%	8.96%
2013	190	1,143,768	22,529,069	19.70	9.95%	10.03%
After 2013	103	2,543,434	38,006,640	14.94	22.14%	16.92%

	1,798	11,496,399	$224,684,652	$19.54	100.00%	100.00%

(1)
Excludes approximately 2.4 million square feet of GLA owned by tenants and a ground lease of approximately 0.2 million square feet.
(2)
Anchor tenants are defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION
RENTAL RATES
(Unaudited)

        The following tables present the average base rent per leased square foot of store openings and closings for the anchor and specialty store tenants in the aggregate for the nine months ended September 30, 2003 and for the years ended December 31, 2002, 2001, 2000 and 1999 (except as noted in Footnote (1)).

ANCHOR STORES

	Store Openings During Period		Store Closings During Period
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Re-leasing Spread (2)
Nine Months Ended September 30, 2003	$12.25	89,191	$8.18	406,275	$4.07	49.78%
Year Ended December 31, 2002	11.04	180,644	6.91	459,189	4.12	59.62%
Year Ended December 31, 2001	15.94	133,185	7.54	498,868	8.41	111.48%
Year Ended December 31, 2000	14.24	313,287	10.16	177,003	4.08	40.16%
Year Ended December 31, 1999	10.39	297,754	9.05	112,302	1.34	14.81%

SPECIALTY STORES

	Store Openings During Period		Store Closings During Period
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Re-leasing Spread (2)
Nine Months Ended September 30, 2003	$27.65	515,243	$26.36	674,718	$1.29	4.91%
Year Ended December 31, 2002	28.32	652,454	25.32	694,425	3.00	11.84%
Year Ended December 31, 2001	28.63	618,806	24.58	829,916	4.05	16.48%
Year Ended December 31, 2000	29.07	423,771	25.16	391,141	3.91	15.54%
Year Ended December 31, 1999	26.09	318,864	24.50	454,633	1.59	6.49%

(1)
Madrid Xanadú, Discover Mills and Colorado Mills are excluded from this analysis because they are in their initial lease-up phase. For the same reason, Opry Mills, Arundel Mills and Discover Mills are excluded in 2002 and 2001. The Oasis at Sawgrass, Concord Mills and Katy Mills are excluded in 2000 and The Block at Orange is excluded for 2000 and 1999. The Community Centers are excluded from all years.

(2)
The re-leasing spread is the difference between average base rent per square foot of space opened and average base rent per square foot of space closed. Re-leasing spreads for the nine months ended September 30, 2003 may not be representative of annualized leasing spreads due to the limited time period.

THE MILLS CORPORATION
AVERAGE RENTS
(Unaudited)

        The following table presents certain annualized operating rent data for Mills Landmark Centers, 21st Century Retail and Entertainment Centers and the International Retail and Entertainment Center. Annualized data is based on leases in place as of September 30, for the current year and as of December 31, for the prior years presented.

	Minimum Rent Plus Percentage Rent (1)
	Total Stores		Anchor Stores		Specialty Stores
Year	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.
2003	$435,582,891	$20.95	$128,266,444	$12.19	$307,316,447	$29.92
2002	286,838,237	18.60	102,917,273	11.17	183,920,964	29.65
2001	266,706,922	18.23	95,274,378	10.92	171,432,544	29.03
2000	219,861,786	17.12	78,834,651	10.08	141,027,135	27.94
1999(2)	166,145,597	16.41	57,382,233	9.55	108,763,364	26.43

(1)
Amounts exclude Mainstreet rental income of $6,860,000 (annualized) for 2003, $5,455,000 for 2002, $4,708,000 for 2001, $4,308,000 for 2000, and $2,659,000 for 1999. Square footage for ground leases and square feet of GLA owned by tenants are excluded from the calculation of the average rent per square foot.

(2)
Annual rent excludes $500,000 of ground lease rent for 1999.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS
As of September 30, 2003
(Dollars in thousands)
(Unaudited)

        As of September 30, 2003, the Company had the following outstanding consolidated (excluding its proportionate share of unconsolidated joint venture indebtedness) as set forth below:

	Principal Balance		Interest Rate Type		Annual Interest Rate		Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Broward Mall	$64,608	(1)	Fixed		6.90%		$4,458		3/18/09		0.0%
Cross Collateralized Portfolio	320,000		Variable		L + 210bp	(2)	13,100	(2)	2/10/08	(3)	0.0%
Cincinnati Mills	58,447	(4)	Variable		L + 200bp	(4)	2,566	(4)	12/1/06		75.0%	(5)
Concord Mills Residual III	17,815	(6)	Variable		L + 225bp		600		12/31/03		100.0%	(6)
CVS Portfolio	26,501		Fixed		7.96%		2,109		10/10/10		0.0%
CVS Portfolio	20,873		Fixed		9.35%		1,952		1/10/23		0.0%
Del Amo Fashion Center	287,000		Variable		L + 206bp	(7)	10,711	(7)	8/10/08	(8)	4.2%	(9)
Franklin Mills/Liberty Plaza	133,419		Fixed		7.67%		10,233		5/5/07	(10)	0.0%
Great Mall of the Bay Area	175,000	(11)	Fixed		4.80%		8,400		9/1/08		0.0%
Opry Mills	175,000	(12)	Fixed	(13)	5.34%	(13)	9,341	(13)	10/10/07	(14)	0.0%
Potomac Mills/Gurnee Mills	347,396		Fixed		7.46%		25,916		3/10/11	(15)	0.0%
Riverside Square	65,000		Fixed		5.77%		3,752		1/11/13	(16)	0.0%
Sawgrass Mills/The Oasis
Mortgage Loan	294,114		Fixed		7.18%		21,117		7/7/06	(17)	0.0%
Mezzanine Loan	36,211		Variable		L + 450bp	(18)	2,297	(18)	7/7/06	(17)	0.0%
Sawgrass Mills Residual	2,871		Variable		L + 165bp		80		1/16/04		100.0%

Total Property Mortgages	$2,024,255						$116,632

Corporate Line of Credit	243,000	(19)	Variable		L + 225bp	(19)	8,189	(19)	6/26/06	(19)	100.0%
Corporate Term Loan	35,000		Variable		L + 225bp	(20)	1,546	(20)	5/20/05		100.0%
FoodBrand (Franklin Mills)	1,932		Fixed		10.41%		201		7/15/05		100.0%	(21)
Mainstreet Retail	9,228		Variable		T + 425bp		707		7/21/10		100.0%	(22)

Total Consolidated Indebtedness	$2,313,415						$127,275

	2003	2004	2005	2006	2007	Thereafter	Total
Remaining Principal Payments	$20,628	$20,968	$44,136	$634,439	$309,888	$1,283,356	$2,313,415

L
refers to the one-month London Interbank Offered Rate ("LIBOR") which was 1.12% at September 30, 2003.

T
refers to the 7-year U.S. Treasury constant maturities rate which was 3.41% at September 30, 2003.

(1)
Principal payments of $1,500 are due in March 2004 and 2005, with annual principal payments of $2,000 thereafter. Upon the acquisition of Broward Mall in January 2003, the loan was adjusted to fair market value.

(2)
The Cross Collateralized Portfolio includes the following properties: Dover Mall and Dover Commons, The Galleria at White Plains, Northpark Mall and The Esplanade. The interest rate is LIBOR plus the blended spread of 210 basis points; however, the loan has a LIBOR floor of 1.75% on a notional amount of $75,000 per the terms of the loan agreement. Effective February 18, 2003, interest on the remaining $245,000 has been fixed through February 15, 2005 due to an interest rate swap that locks LIBOR at 2.07%. The loan is interest-only through maturity.

(3)
The loan has an initial maturity of February 10, 2006, but the Company intends to exercise its option to extend the maturity date for two one-year terms.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS (Continued)
As of September 30, 2003
(Dollars in thousands)
(Unaudited)

(4)
This indebtedness is a construction loan with a total commitment of $71,825. The interest rate is LIBOR plus 200 basis points; however, interest on a notional amount of $57,000 has been fixed through December 1, 2004 due to an interest rate swap that locks LIBOR at 2.42%. Additionally, interest on a notional amount of $57,000 has been fixed from December 1, 2004 through October 1, 2006 due to an interest rate swap that locks LIBOR at 3.88%. The spread may be reduced to 180 basis points when the project achieves a Debt Service Ratio ("DSC") ratio of at least 1.25, and it may be further reduced to 160 basis points if the DSC ratio is at least 1.40.

(5)
Principal and interest are guaranteed 75% by the Company, which percentage guaranty can be reduced to 50% if the following conditions exists: (i) no default exists, (ii) at least 75% of the net leasable area of the anchor store space is leased to no less than 10 tenants, (iii) at least 50% of the net leasable area of the specialty shop space is leased, and (iv) the DSC ratio is at least 1.10. The guaranty percentage can be further reduced to 25% if the following conditions exist: (i) no default exists, (ii) at least 85% of the net leasable area of the specialty shop space is leased, and (iii) the DSC ratio is at least 1.30.

(6)
The total commitment under this construction loan is $18,619. Funds are available subject to certain performance measures and restrictive covenants. The loan is fully guaranteed by the Company.

(7)
In September 2003, the Company purchased $29,000 of the junior note, which effectively reduced the principal of the loan to $287,000 and reduced the blended spread to 2.06%. The loan has a LIBOR floor of 1.75% on a notional amount of $114,000 per the terms of the loan agreement (now calculated on $85,000). Effective August 25, 2003, interest on a notional amount of $190,000 has been fixed through December 15, 2004 due to an interest rate swap that locks LIBOR at 1.67%. Additionally, interest on a notional amount of $100,000 has been fixed from December 15, 2004 through December 15, 2005 due to an interest rate swap that locks LIBOR at 3.47%. The loan is interest-only through maturity.

(8)
The loan has an initial maturity of August 10, 2006, but the Company intends to exercise its option to extend the maturity date for two one-year terms.

(9)
The total amount guaranteed by the Company on the loan is $12,000.

(10)
This indebtedness is amortizing on a 30-year schedule, with an anticipated balloon repayment on May 5, 2007.

(11)
In August 2003, the Company financed the acquisition of the mall with an interest-only, 5-year loan with a fixed interest rate of 4.80%.

(12)
The Company has a one-time right to borrow an additional $25,000 provided other terms and conditions of the loan agreement are satisfied.

(13)
The interest rate is LIBOR plus 120 basis points; however, interest on a notional amount of $175,000 has been fixed through October 10, 2007 due to an interest rate swap that locks LIBOR at 4.14%.

(14)
The loan has an initial maturity of October 10, 2005, but the Company intends to exercise its option to extend the maturity date for two one-year terms.

(15)
This indebtedness is amortizing on a 30-year schedule, with an anticipated balloon repayment date of March 10, 2011.

(16)
This indebtedness is amortizing on a 30-year schedule, with an anticipated balloon repayment date of January 11, 2013. The loan has an interest-only payment period through January 10, 2005.

(17)
This indebtedness is amortizing on a 30-year schedule, with an anticipated balloon repayment date of July 7, 2006.

(18)
The interest rate is LIBOR plus 450 basis points; however, interest on a notional amount of $36,211 has been fixed through September 7, 2004 due to an interest rate swap that locks LIBOR at 2.16%.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS (Continued)
As of September 30, 2003
(Dollars in thousands)
(Unaudited)

(19)
In June 2003, the Company refinanced its unsecured corporate credit facility for a three-year period with a one year extension option. The total commitment under the credit facility is $500,000. Available funds have been reduced by a $650 letter of credit. At September 30, 2003, the amount available was $256,350. Funds are available subject to certain performance measures and restrictive covenants. Subject to certain leverage tests, the line bears interest at a variable rate ranging from 150 basis points to 250 basis points over the applicable Eurocurrency rate (which for denominations borrowed in dollars is LIBOR and for denominations borrowed in euros is EURIBOR). As of September 30, 2003, the spread was 225 basis points.

(20)
The interest rate is LIBOR plus 225 basis points; however, interest on a notional amount of $35,000 has been fixed through November 1, 2004 due to an interest swap that locks LIBOR at 2.17%.

(21)
This indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at Franklin Mills. The lease has a five-year lease term and is fully guaranteed by the Company.

(22)
The collateral for the loan are the pushcarts and kiosks that are owned by Mainstreet Retail, an affiliate of the Company. The loan is fully guaranteed by the Company.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING INDEBTEDNESS OF UNCONSOLIDATED JOINT VENTURES
As of September 30, 2003
(Dollars in thousands)
(Unaudited)

        As of September 30, 2003, the total outstanding indebtedness of the Company's unconsolidated joint ventures was approximately $2.0 billion as set forth below:

	Principal Balance		Total Commitment	Interest Rate Type		Annual Interest Rate		Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Arizona Mills	$142,606		N/A	Fixed		7.90%		$11,259		10/5/10		0.0%
Arundel Mills	187,000	(1)	N/A	Fixed		4.61%		8,613		6/9/10		0.0%
Cobb & Gwinnett	231,333	(2)	N/A	Fixed		7.36%		17,020		4/1/07	(2)	0.0%
Concord Mills	179,511		N/A	Fixed		6.13%		11,009		12/7/12		0.0%
FoodBrand	17,378		N/A	Fixed		4.00 –12.20	% %	1,278		7/15/05 –9/30/08		60.0%	(3)
FoodBrand (Line of Credit)	6,000	(4)	7,500	Variable		P-50	bp	210		8/31/04		60.0%	(4)
Grapevine Mills	153,400		N/A	Fixed		6.47%		9,925		10/1/08	(5)	0.0%
Grapevine Mills II	14,209		N/A	Fixed		8.39%		1,192		11/5/08	(6)	0.0%
Katy Mills	148,000		N/A	Fixed		6.69%		9,906		1/9/13		10.1%	(7)
Ontario Mills	137,418		N/A	Fixed		6.75%		9,276		12/1/08	(8)	0.0%
Ontario Mills II	10,283		N/A	Fixed		8.01%		824		1/5/09		0.0%
The Block at Orange	130,263		N/A	Fixed	(9)	8.00%	(9)	10,215	(9)	5/1/06		17.1%	(10)

Total Permanent Loans	$1,357,401		$7,500					$90,727

Arundel Mills Residual	9,169		10,500	Variable		L+200	bp	286		8/1/04	(11)	0.0%
Colorado Mills	148,224		160,000	Variable		L+225	bp(12)	6,495	(12)	3/28/05	(13)	30.0%	(14)
Discover Mills	165,441		167,243	Variable		L+225	bp(15)	6,320	(15)	4/15/04	(16)	100.0%	(17)
Madrid Xanadú (18)	206,250		223,822	Variable		E+155	bp(19)	7,551	(19)	5/9/06	(20)	100.0%	(21)
St. Louis Mills	79,923		162,000	Variable		L+195	bp(22)	3,163	(22)	5/13/06	(13)	100.0%	(23)

Total Construction Loans	$609,007		723,565					$23,815

Total Indebtedness	$1,966,408		$731,065					$114,542

	2003	2004	2005	2006	2007	Thereafter	Total
Remaining Principal Payments	$4,413	$198,501	$166,801	$426,191	$231,906	$938,596	$1,966,408

L
refers to the one-month London Interbank Offered Rate ("LIBOR") which was 1.12% at September 30, 2003.
E
refers to the one-month Euro Interbank Offered Rate ("EURIBOR") which was 2.11% at September 30, 2003.
P
refers to the daily prime rate which was 4.00% at September 30, 2003.

(1)
The Company has a one-time right to borrow up to $40,000 in additional mezzanine debt provided other terms and conditions of the Loan Agreement are satisfied.

(2)
The principal is evidenced by two fixed-rate loans that amortize on a 30-year schedule, one bearing interest at 7.54% and the other at 7.25%. Each loan is cross-collateralized by the Town Center at Cobb and Gwinnett Place malls. The loan has an anticipated balloon repayment date of April 1, 2007.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING INDEBTEDNESS OF UNCONSOLIDATEDJOINT VENTURES (Continued)
As of September 30, 2003
(Dollars in thousands)
(Unaudited)

(3)
This indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at the following locations: Arundel Mills, Colorado Mills, CVG Airport, Discover Mills, Katy Mills, Opry Mills and Stonecrest. The leases have a five-year lease term and are guaranteed 60% by the Company.

(4)
In July 2003, the credit facility was refinanced and increased to a total commitment of $7,500. Funds are available subject to certain performance measures and restrictive covenants. The credit facility is guaranteed 60% by the Company.

(5)
This indebtedness is amortizing on a 30-year schedule, with an anticipated balloon repayment date of October 1, 2008. The loan had an interest-only payment period through September 1, 2002.

(6)
This indebtedness is amortizing on a 30- year schedule, with an anticipated balloon repayment date of November 5, 2008.

(7)
The total amount guaranteed by the Company is $15,000.

(8)
This indebtedness is amortizing on a 30-year schedule, with an anticipated balloon repayment date of December 1, 2008.

(9)
This indebtedness is evidenced by two loans: a mortgage loan in the amount of $108,000 and an amortizing mezzanine loan with a balance of $22,263 at September 30, 2003. The interest rate for the mortgage loan is LIBOR plus 156.25 basis points and the interest rate for the mezzanine loan is LIBOR plus 700 basis points; however, interest on a notional amount of $130,263 has been fixed through May 1, 2006 due to an amortizing interest swap that locks LIBOR at 5.35%. The amortizing swap results in an effective interest rate of 8.00% on the combined loans.

(10)
The mezzanine loan (see Footnote 9 above) is guaranteed 100% by the Company. As of September 30, 2003, the guaranteed amount was $22,263.

(11)
The loan has a term of two years with two one-year extensions.

(12)
The interest rate is LIBOR plus 225 basis points; however, interest on notional amounts of $78,000, $32,000, and $30,000 have been fixed through November 1, 2004 due to interest swaps that lock LIBOR at 2.44%, 2.43%, and 1.29%, respectively. The interest rate can be reduced to LIBOR plus 200 basis points when the project meets certain completion and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.20. The interest rate can be further reduced to LIBOR plus 187.5 basis points when the project meets certain leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.25. The interest rate can be further reduced to LIBOR plus 175 basis points when the project meets certain leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.40.

(13)
The loan has a term of three years with two one-year extension options.

(14)
Principal and interest are guaranteed 30% by the Company, which percentage guaranty may be reduced to 20% upon satisfaction of certain leasing and occupancy requirements and a DSC ratio of 1.50.

(15)
The interest rate is LIBOR plus 225 basis points; however, interest on notional amounts of $126,672 and $30,000 has been fixed through April 1, 2004 due to interest rate swaps that lock LIBOR at 2.10% and 1.95%, respectively. The interest rate can be reduced to LIBOR plus 200 basis points when the project achieves a DSC ratio of 1.25, and can be further reduced to LIBOR plus 175 basis points when the project achieves a DSC ratio of 1.40 and the borrower has prepaid at least $10,000 of the principal amount.

(16)
The loan has a term of three years with a one-year extension option.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING INDEBTEDNESS OF UNCONSOLIDATED JOINT VENTURES (Continued)
As of September 30, 2003
(Dollars in thousands)
(Unaudited)

(17)
The principal and interest are guaranteed 100% by the Company which percentage guaranty may be reduced as follows: (i) upon completion of the construction phase, satisfaction of leasing and occupancy requirements per the loan agreement and achievement of a DSC ratio of 1.10, the guaranteed amount will be 50% of the loan amount; or (ii) upon satisfaction of the previous conditions, additional leasing and occupancy requirements and a DSC ratio of 1.25, the guaranteed amount will be 25% of the loan amount.

(18)
The total commitment of the loan is €193,000 (€165,000 for a construction loan and €28,000 for a VAT facility) and is interest-only through maturity.

(19)
The interest rate is EURIBOR plus 155 basis points. With respect to the €165,000 construction facility, the spread can be reduced to 145 basis points as long as a DSC ratio of 1.10 is maintained, 135 basis points as long as a DSC ratio of 1.20 is maintained, and 125 basis points as long as a DSC ratio of 1.30 is maintained. The interest rate on the €28,000 VAT facility portion of the loan is not subject to reduction.

(20)
The maturity date of the loan is May 9, 2006 and has two one-year extension options, subject to partial repayment guidelines, DSC and loan-to-value ratio thresholds, and other provisions specified in the loan agreement.

(21)
Principal and interest are guaranteed 100% by the Company, which percentage guaranty may be reduced, when the following DSC ratios are maintained for three consecutive months, to 50% when a DSC ratio of 1.10 is achieved, 25% when a DSC ratio of 1.20 is achieved, and 0% when a DSC ratio of 1.30 is achieved.

(22)
The interest rate is LIBOR plus 195 basis points; however, interest on a notional amount of $55,000 has been fixed through November 1, 2005 due to an interest swap that locks LIBOR at 2.41%. The interest rate can be reduced to LIBOR plus 175 basis points upon the satisfaction of certain completion, occupancy and leasing requirements and the achievement of a DSC ratio of 1.20. The interest rate can be further reduced to LIBOR plus 155 basis points upon the satisfaction of certain completion, occupancy and leasing requirements and the achievement of a DSC ratio of 1.35.

(23)
Principal and interest are guaranteed 100% by the Company, which percentage guaranty may be reduced as follows: (i) upon satisfaction of certain reporting, completion, and occupancy requirements, and the achievement of a DSC ratio of 1.10, the guaranteed amount will be 50% of the loan amount; (ii) upon satisfaction of the previous conditions, certain reporting, leasing and occupancy requirements, and the achievement of a DSC ratio of 1.30, the guaranteed amount will be 30% of the loan amount; or (iii) upon satisfaction of all previous conditions, certain reporting, leasing and occupancy requirements, and the achievement of a DSC ratio of 1.50, the guaranteed amount will be 10% of the loan amount.

THE MILLS CORPORATION
SPECIALTY STORE TENANT REPORTED SALES ANALYSIS
(Unaudited)

        The following table summarizes the specialty store tenant reported sales analysis for the Mills Landmark Centers and 21st Century Retail and Entertainment Centers.

Gross Sales (PSF)(1)
Twelve Months Ended September 30,	Current Year	Prior Year	Percentage Change
2003	$335	$325	3.1%
2002	326	330	(1.2)%
2001	335	334	0.3%
Comparable Same Space Sales (in thousands)(2)
Nine Months Ended September 30,	Current Year	Prior Year	Percentage Change
2003	$1,080,998	$1,086,827	(0.5)%
2002	1,053,195	1,090,888	(3.4)%
2001	856,249	874,410	(2.1)%
Comparable Same Center Sales (PSF)(3)
Twelve Months Ended September 30,	Current Year	Prior Year	Percentage Change
2003	$327	$325	0.1%
2002	326	330	(1.2)%
2001	335	334	0.3%

(1)
The amounts presented above represent gross sales per square foot ("PSF") as reported by the Company's specialty store tenants for each of the twelve months ended September 30, 2003, 2002 and 2001 and includes for both current and prior year periods only those projects that the Company recently acquired and those projects that the Company has completed construction and that have been operating for the prior 24-month period.

The projects included in the respective years are as follows:
2003	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills, Katy Mills, Opry Mills, Arundel Mills, Riverside Square, Broward Mall, Dover Mall, Galleria at White Plains, Northpark Mall, The Esplanade, Town Center at Cobb, Gwinnett Place and Del Amo Fashion Center.
2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills, Katy Mills, Opry Mills and Arundel Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, the Block at Orange, Concord Mills and Katy Mills.
(2)
For each of the years presented above, comparable sales include only those tenants that have been in occupancy for the prior 21-month period ended September 30, 2003, 2002, and 2001, respectively, as compared with sales for those same tenants as of September 30 of the prior year. Properties that were acquired in 2003 and 2002 are excluded from this analysis along with Madrid Xanadú, Colorado Mills and Discover Mills since these projects were not operating for the prior 24-month period. For the same reason, Opry Mills and Arundel Mills are excluded from the 2002 and 2001 analysis.

THE MILLS CORPORATION
SPECIALTY STORE TENANT REPORTED SALES ANALYSIS (Continued)
(Unaudited)

(3)
The amounts presented above represent gross comparable sales PSF as reported by our specialty store tenants for each of the twelve months ended September 30, 2003, 2002 and 2001 and includes for both current and prior year periods only those projects that the Company has owned for the prior 21-month period or that the Company has completed construction and that have been operating for at least the prior 24-month period.

The projects included in the respective years are as follows:
2003	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills, Katy Mills, Opry Mills and Arundel Mills.
2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills, Katy Mills, Opry Mills and Arundel Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills and Katy Mills.

THE MILLS CORPORATION
CAPITAL EXPENDITURES FOR OPERATING PROPERTIES (1)(2)
(Unaudited)

	Nine Months Ended September 30, 2003	Years Ended December 31,
		2002	2001
Recurring Non-Tenant Capital Expenditures (3)
Costs	$911,058	$1,336,478	$1,188,795
Per Square Foot (4)	0.06	0.12	0.11
Recurring Tenant Improvement/Leasing Costs (5)
Costs	$3,165,143	$2,522,369	$1,821,232
Per Square Foot Improved (6)	8.37	5.00	8.82
Per Square Foot (4)	0.19	0.23	0.20
Total Recurring Costs
Costs	$4,076,201	$3,858,847	$3,010,027
Per Square Foot (4)	0.25	0.35	0.31
Non-Recurring Tenant Improvements/Leasing Costs (5)
Costs	$14,129,875	$22,472,410	$11,561,703
Per Square Foot Improved (7)	20.21	19.95	14.06
Per Square Foot (4)	1.01	2.11	1.08
Work in Process (8)
Cumulative Improved Costs	$31,329,962	$15,849,243	$9,903,298
Cumulative Improved Costs Per Square Foot (9)	34.98	20.63	29.00

(1)
Analysis includes only Comparable Properties, excluding Mainstreet, the Company's pushcart program.

(2)
Capital expenditures include the Company's proportionate share of costs related to the unconsolidated joint venture projects.

(3)
Recurring non-tenant capital expenditures include expenditures that are neither tenant related nor recoverable from tenants.

(4)
Expenditures divided by total GLA of the properties (excluding space owned by certain anchor store tenants).

(5)
Recurring and non-recurring tenant improvements and/or leasing costs are composed of tenant-specific costs, including tenant improvements, tenant allowances and capitalized internal leasing costs.

(6)
Calculated as recurring tenant improvements and/or leasing costs divided by total GLA of all recurring store openings (including spaces requiring no expenditures).

(7)
Calculated as non-recurring tenant improvements and/or leasing costs divided by total GLA of all non-recurring store openings.

(8)
Work in process consists of construction in progress that will be shown as recurring tenant improvement/leasing costs or non-recurring tenant improvement/leasing costs when the work is completed.

(9)
Calculated as cumulative work in process divided by total GLA of all space with work in process.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS
(Dollars in thousands except ratio and per share data)
(Unaudited)

	As of and for the Twelve Months Ended September 30,
	2003		2002
COVERAGE RATIOS (Trailing 12 months) (1)
Interest coverage ratio (EBITDA/interest expense)	3.6		3.2
Fixed charge ratio (EBITDA/interest expense, preferred dividends/distributions and loan principle amortization)	2.6		2.7
LEVERAGE RATIO
Debt to market capitalization	53.9%		53.4%
PAYOUT RATIOS (Trailing 12 months)
Dividends paid	$130,872		$103,927
Funds from operations ("FFO") available to common stockholders	$200,796		$151,281
Adjusted funds from operations ("AFFO")	$194,870		$148,187
FFO payout ratio (Dividends/FFO)	65.2%		68.7%
AFFO payout ratio (Dividends/AFFO)	67.2%		70.1%
DEBT INDICATORS
Weighted average maturity, including the Company's proportionate share of unconsolidated joint venture debt	4.7	yrs	4.9	yrs
Weighted average interest rate (consolidated debt only)	5.5%		6.6%
Weighted average interest rate, including the Company's proportionate share of unconsolidated joint venture debt	5.6%		6.2%
Fixed rate debt percentage (consolidated debt only) (2)	56.4%		80.2%
Fixed rate debt percentage, including the Company's proportionate share of unconsolidated joint venture debt (3)	60.8%		69.5%

(1)
EBITDA and interest expense include the Company's proportionate share of unconsolidated joint venture EBITDA and interest expense. Additionally, EBITDA includes foreign currency exchange gains of $31,090 and $6,599 for the twelve month period ending September 30, 2003 and 2002, respectively.

(2)
Including swaps in place through December 31 of each respective year, the Company's consolidated fixed rate debt percentage is 80.7% and 82.9% as of September 30, 2003 and 2002, respectively

(3)
Including swaps in place through December 31 of each respective year, the Company's fixed rate debt percentage (including the Company's proportionate share of unconsolidated joint venture debt) is 80.9% and 83.3% as of September 30, 2003 and 2002, respectively.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS (Continued)
(Dollars in thousands except ratio and per share data)
(Unaudited)

	As of and for the Twelve Months Ended September 30,
	2003	2002
		(Restated)
MARKET CAPITALIZATION CALCULATIONS
Common stock and units outstanding (end of quarter)	60,549	55,396
Stock price (end of quarter)	$39.350	$29.660

	$2,382,603	$1,643,045
Series B Cumulative Redeemable Preferred Stock	107,500	—
Series C Cumulative Redeemable Preferred Stock	87,500	—
Series D Cumulative Redeemable Preferred Units	10,000	—
Series E Cumulative Redeemable Preferred Stock	161,000	—

Total equity market capitalization (A)	$2,748,603	$1,643,045

Consolidated debt (end of quarter)	$2,313,415	$1,335,803
Company's proportionate share of unconsolidated joint venture debt (end of quarter)	990,837	634,519

Total Debt (B)	$3,304,252	$1,970,322

Series A Convertible Preferred Stock (C)	$75,000	$75,000

Total market capitalization (A) + (B) + (C)	$6,127,855	$3,688,367

EBITDA CALCULATION
Income before minority interest	$140,303	$77,654
Plus: Consolidated depreciation and amortization	73,848	41,692
Plus: Consolidated interest expense	66,351	49,113
Plus: Company's proportionate share of unconsolidated joint venture depreciation and amortization	51,059	40,753
Plus: Company's proportionate share of unconsolidated joint venture interest expense	47,978	35,973

Total EBITDA	$379,539	$245,185

INTEREST EXPENSE (excluding loan cost amortization and loss on debt extinguishment)
Consolidated interest expense	$59,337	$43,001
Company's share of joint venture interest expense	45,296	33,431

Total combined interest expense	$104,633	$76,432

ADJUSTED FUNDS FROM OPERATIONS
Funds from operations available to common stockholders	$200,796	$151,281
Less: Recurring capital expenditures	(5,926)	(3,094)

Adjusted funds from operations	$194,870	$148,187

ATTACHMENT 1

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS
(Unaudited, in thousands, except per share data)

Definitions and Reconciliations of Non-GAAP Financial Measures

        The Company's press release and supplemental information package present certain non-GAAP financial measures. The Company believes that the presentation of such measures provides useful information to investors regarding the Company's financial condition and results of operations. The Company believes that these measures are helpful to investors in measuring its performance and comparing such performance to other Real Estate Investment Trusts ("REITs"). A description of these measures and the reasons why the Company believes such measures are useful are defined and further explained below. The Securities and Exchange Commission ("SEC") requires registrants to identify the most directly comparable GAAP measure when using a non-GAAP measure. Although Funds From Operations ("FFO"), Adjusted Funds From Operations ("AFFO"), Net Operating Income ("NOI") and Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") are different from each other, income before minority interest is considered to be the most directly comparable GAAP measure to each of them.

        Funds from operations:    The Company believes that FFO is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on Funds from Operations "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT.

        FFO, as defined by NAREIT is "net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis". The Company's FFO has been modified from the NAREIT's definition of FFO to exclude foreign currency exchange gains or losses resulting from transactions related to the investment and intercompany balances between the Company and its foreign unconsolidated investees. The exclusion of these foreign currency exchange gains/losses is consistent with the objective of presenting the Company's FFO because fluctuations in the measurement of the investment and intercompany balances are not considered significant by the Company in evaluating its operating performance. In addition, the Company believes that such exclusion enables it to present its FFO on a comparable basis with other REITs that do not have foreign investments and intercompany balances that would result in foreign currency exchange gains/losses. The Company thinks that financial analysts, investors and stockholders are better served by the clearer presentation of comparable period operating results generated from its FFO measure that excludes the foreign currency gain or loss. Even with this adjustment, the Company's method of calculating FFO may be different from methods used by other REITs and accordingly, may not be comparable to such other REITs.

        FFO is presented to assist investors in analyzing the Company's performance and to provide an indication of its ability to fund capital expenditures, distribution requirements and other cash needs. FFO (i) does not represent cash flow from operations as defined by GAAP, (ii) is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions, and (iii) should not be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating its operating performance. The Company believes income before minority interest is the most directly comparable GAAP measure to FFO.

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS (Continued)
(Unaudited, in thousands, except per share data)

        A reconciliation of income before minority interest to FFO available to common stockholders for the three, nine and twelve months ended September 30, 2003 and 2002 and a reconciliation of basic and diluted FFO per common share to basic and diluted income per common share before minority interest are presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
				(Restated)
Funds from operations:
Income before minority interest	$31,848	$18,259	$107,315	$57,374
Adjustments:
Add: Depreciation and amortization	23,397	11,803	55,630	30,677
Add: Depreciation and amortization of unconsolidated joint ventures	14,938	10,266	38,981	30,981
Less: Gain on sale of joint venture interests	(8,462)	—	(8,462)	—
Less: Foreign currency exchange gains, net	(1,842)	—	(24,922)	(6,599)
Less: Equity in foreign currency exchange (losses) gains, net	99	—	(1,185)	—

Funds from operations	59,978	40,328	167,357	112,433
Less: Series B, C and E preferred stock dividends and Series D preferred unit distributions	(8,127)	—	(19,354)	—

Funds from operations available to common stockholders	$51,851	$40,328	$148,003	$112,433

Funds from operations per common share (Basic):
Income per common share before minority interest	$0.53	$0.33	$1.80	$1.13
Add: Depreciation and amortization	0.39	0.21	0.93	0.60
Add: Depreciation and amortization of unconsolidated joint ventures	0.25	0.19	0.65	0.61
Less: Gain on sale of joint venture interests	(0.14)	—	(0.14)	—
Less: Foreign currency exchange gains, net	(0.03)	—	(0.42)	(0.13)
Less: Equity in foreign currency exchange gains, net	—	—	(0.02)	—
Less: Series B, C and E preferred stock dividends and Series D preferred unit distributions	(0.14)	—	(0.32)	—

Funds from operations available to common stockholders per common share (Basic)	$0.86	$0.73	$2.48	$2.21

Funds from operations per common share (Diluted):
Income per common share before minority interest	$0.52	$0.33	$1.77	$1.11
Add: Depreciation and amortization	0.38	0.21	0.92	0.60
Add: Depreciation and amortization of unconsolidated joint ventures	0.24	0.18	0.64	0.60
Less: Gain on sale of joint venture interests	(0.13)	—	(0.13)	—
Less: Foreign currency exchange gains, net	(0.03)	—	(0.41)	(0.13)
Less: Equity in foreign currency exchange gains, net	—	—	(0.02)	—
Less: Series B, C and E preferred stock dividends and Series D preferred unit distributions	(0.13)	—	(0.32)	—

Funds from operations available to common stockholders per common share (Diluted)	$0.85	$0.72	$2.45	$2.18

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS (Continued)
(Unaudited, in thousands, except per share data)

	Three Months Ended,
Funds from operations:	December 31, 2002	March 31, 2003	June 30, 2003	September 30, 2003	Twelve Months Ended September 30, 2003
Income before minority interest	$32,988	$26,798	$48,669	$31,848	$140,303
Adjustments:
Add: Depreciation and amortization	15,394	16,071	16,162	23,397	71,024
Add: Depreciation and amortization of unconsolidated joint ventures	11,949	11,507	12,536	14,938	50,930
Less: Gain on sale of joint venture interests	—	—	—	(8,462)	(8,462)
Less: Foreign currency exchange gains, net	(4,983)	(2,259)	(20,821)	(1,842)	(29,905)
Less: Equity in foreign currency exchange gains (losses), net	—	(1,610)	326	99	(1,185)

Total funds from operations	55,348	50,507	56,872	59,978	222,705
Less: Series B, C and E preferred stock dividends and Series D preferred unit distributions	(2,555)	(4,378)	(6,849)	(8,127)	(21,909)

Funds from operations available to common stockholders	$52,793	$46,129	$50,023	$51,851	$200,796

	Three Months Ended,
	December 31, 2001	March 31, 2002	June 30, 2002	September 30, 2002	Twelve Months Ended September 30, 2002
Funds from operations:
Income before minority interest	$20,280	$15,600	$23,515	$18,259	$77,654
Adjustments:
Add: Depreciation and amortization	8,796	9,497	9,377	11,803	39,473
Add: Depreciation and amortization of unconsolidated joint ventures	9,772	9,005	11,710	10,266	40,753
Less: Foreign currency exchange gains, net	—	—	(6,599)	—	(6,599)

Funds from operations available to common stockholders	$38,848	$34,102	$38,003	$40,328	$151,281

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS (Continued)
(Unaudited, in thousands, except per share data)

        Presented below is the reconciliation of net income of the Company's unconsolidated joint venture entities to FFO of the Company's unconsolidated joint venture entities.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Funds From Operations of Unconsolidated Joint Ventures:
Net Income	$3,406	$6,265	$20,819	$22,006
Adjustments:
Add: Depreciation and amortization	29,582	22,022	79,662	71,349
Less: Foreign currency exchange (losses) gains, net	150	—	(1,954)	—

Funds from operations	$33,138	$28,287	$98,527	$93,355

        Adjusted funds from operations:    AFFO is FFO reduced for the effect of recurring capital expenditures (capitalized fixed asset expenditures and leasing costs incurred for operating real estate properties). The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of its ability to incur and service debt and to fund dividends and other cash needs. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes AFFO is a useful supplemental measure for comparing the Company to other equity REITs.

        Net operating income:    NOI is defined as revenues from minimum rent (including adjustments for straight-line rental income), percentage rent, recoveries from tenants and other property income less recoverable expenses and other property expenses (which include bad debt expense, but exclude interest expense, depreciation and amortization and management fees). The Company uses NOI as an operating measure to assess the operating results of its properties and the value of its real estate assets. The Company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate portfolio because it assists investors and management to understand the core operations prior to the inclusion of depreciation and amortization, financing costs and general and administrative expenses.

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS (Continued)
(Unaudited, in thousands, except per share data)

        Presented below is the reconciliation of net operating income to net income for the three and nine months ended September 30, 2003 and 2002 for the Company's consolidated entities and the Company's unconsolidated joint venture entities.

	Three Months Ended September 30,
	2003	2002	2003	2002
	Wholly Owned		Unconsolidated Joint Ventures
Net operating income	$64,928	$36,389	$64,080	$46,864
Management fee income from unconsolidated joint ventures	2,748	3,244	—	—
Other fee income from unconsolidated joint ventures	1,489	1,001	—	—
Other operating expenses (management fees)	—	—	(2,951)	(2,242)
General and administrative	(7,120)	(3,082)	—	—
Depreciation and amortization	(24,180)	(12,374)	(29,937)	(22,022)
Equity in earnings of unconsolidated joint ventures	4,920	4,910	—	—
Equity in foreign currency exchange (losses) gains, net	(99)	—
Interest income	3,873	2,141	292	324
Interest expense	(23,214)	(12,467)	(30,610)	(18,742)
Loss on debt extinguishment	—	(1,260)	—	—
Other income (expense)	(1,801)	(343)	2,682	2,083
Gain on sale of joint venture interests	8,462	—	—	—
Foreign currency exchange gains, net	1,842	—	(150)	—
Discontinued operations	—	100	—	—
Minority interest, net of series D preferred unit distributions	(6,409)	(5,462)	—	—

Net income	$25,439	$12,797	$3,406	$6,265

	Nine Months Ended September 30,
	2003	2002	2003	2002
	Wholly Owned		Unconsolidated Joint Ventures
		(Restated)
Net operating income	$166,459	$94,906	$179,656	$151,370
Management fee income from unconsolidated joint ventures	9,079	8,614	—	—
Other fee income from unconsolidated joint ventures	3,769	4,508	—	—
Other operating expenses (management fees)	—	—	(8,306)	(7,100)
General and administrative	(16,256)	(9,619)	—	—
Depreciation and amortization	(57,823)	(32,380)	(80,017)	(71,349)
Equity in earnings of unconsolidated joint ventures	14,600	14,257	—	—
Equity in foreign currency exchange (losses) gains, net	1,185	—	—	—
Interest income	8,782	5,631	1,329	1,991
Interest expense	(53,406)	(35,761)	(77,658)	(62,174)
Loss on debt extinguishment	(550)	(1,260)	(44)	—
Other income (expense)	(2,036)	1,581	3,905	9,268
Gain on sale of joint venture interests	8,462	—	—	—
Foreign currency exchange gains, net	24,922	6,599	1,954	—
Discontinued operations	128	298	—	—
Minority interest, net of Series D preferred unit distributions	(24,020)	(18,833)	—	—

Net income	$83,295	$38,541	$20,819	$22,006

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS (Continued)
(Unaudited, in thousands, except per share data)

        Earnings Before Interest, Income Taxes, Depreciation and Amortization:    The Company's EBITDA is defined as income before minority interest plus interest expense, income taxes, depreciation and amortization, including the Company's pro rata share of such expenses incurred by its unconsolidated joint ventures. EBITDA does not represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is an important measure of performance for a REIT because it provides a further tool to evaluate the Company's ability to incur and service debt and to fund dividends and other cash needs that supplements the previously described non-GAAP measures. The EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

        Presented below is the reconciliation of EBITDA to income before minority interest for the twelve months ended September 30, 2003 and 2002.

	Three Months Ended,
	December 31, 2002	March 31, 2003	June 30, 2003	September 30, 2003	Twelve Months Ended September 30, 2003
Income before minority interest	$32,988	$26,798	$48,669	$31,848	$140,303
Plus: Consolidated depreciation and amortization	16,025	16,630	17,013	24,180	73,848
Plus: Consolidated interest expense	12,395	13,472	17,270	23,214	66,351
Plus: Company's proportionate share of unconsolidated joint venture depreciation and amortization	11,949	11,507	12,536	15,067	51,059
Plus: Company's proportionate share of unconsolidated joint venture interest expense	9,470	9,893	12,980	15,635	47,978

Total EBITDA	$82,827	$78,300	$108,468	$109,944	$379,539

	Three Months Ended,
	December 31, 2001	March 31, 2002	June 30, 2002	September 30, 2002	Twelve Months Ended September 30, 2002
			(Restated)		(Restated)
Income before minority interest	$20,280	$15,600	$23,515	$18,259	$77,654
Plus: Consolidated depreciation and amortization	9,312	10,059	9,947	12,374	41,692
Plus: Consolidated interest expense	12,092	12,104	11,190	13,727	49,113
Plus: Company's proportionate share of unconsolidated joint venture depreciation and amortization	9,772	9,005	11,710	10,266	40,753
Plus: Company's proportionate share of unconsolidated joint venture interest expense	9,514	8,163	9,749	8,547	35,973

Total EBITDA	$60,970	$54,931	$66,111	$63,173	$245,185

Other Definitions and Terms

        Comparable Properties:    Comparable Properties are defined as properties where a comparison of operating results from the prior year to the current year is meaningful, as these properties have been owned and had stabilized operations as of January 1, 2002.

QuickLinks

THE MILLS CORPORATION SUPPLEMENTAL INFORMATION Table of Contents As of September 30, 2003
THE MILLS CORPORATION OVERVIEW
THE MILLS CORPORATION SUMMARY OF OPERATING PROPERTIES
THE MILLS CORPORATION SUMMARY OF PROPERTIES UNDER CONSTRUCTION AND REDEVELOPMENT (Unaudited)
SUPPLEMENTAL INFORMATION CONSTRUCTION IN PROGRESS (Unaudited, in millions)
THE MILLS CORPORATION SUPPLEMENTAL FINANCIAL DATA (Unaudited, in thousands, except per share data)
THE MILLS CORPORATION UNCONSOLIDATED JOINT VENTURES NET INCOME AND FUNDS FROM OPERATIONS (Unaudited, in thousands)
THE MILLS CORPORATION NET OPERATING INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 (Unaudited, dollars in thousands)
THE MILLS CORPORATION NET OPERATING INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 (Unaudited, dollars in thousands)
THE MILLS CORPORATION NET OPERATING INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (Unaudited, dollars in thousands)
THE MILLS CORPORATION NET OPERATING INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (Unaudited, dollars in thousands)
THE MILLS CORPORATION LEASE EXPIRATION SCHEDULE Wholly Owned Properties (1) (Unaudited)
THE MILLS CORPORATION RENTAL RATES (Unaudited)
THE MILLS CORPORATION AVERAGE RENTS (Unaudited)
THE MILLS CORPORATION SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS As of September 30, 2003 (Dollars in thousands) (Unaudited)
THE MILLS CORPORATION SUMMARY OF OUTSTANDING INDEBTEDNESS OF UNCONSOLIDATED JOINT VENTURES As of September 30, 2003 (Dollars in thousands) (Unaudited)
THE MILLS CORPORATION SPECIALTY STORE TENANT REPORTED SALES ANALYSIS (Unaudited)
THE MILLS CORPORATION CAPITAL EXPENDITURES FOR OPERATING PROPERTIES (1)(2) (Unaudited)
THE MILLS CORPORATION KEY FINANCIAL RATIOS (Dollars in thousands except ratio and per share data) (Unaudited)
THE MILLS CORPORATION DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS (Unaudited, in thousands, except per share data)
THE MILLS CORPORATION DEFINITIONS AND RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES AND OTHER TERMS (Continued) (Unaudited, in thousands, except per share data)